Exhibit 99.1

Barnes & Noble Reports Fiscal 2012 Second Quarter Financial Results

EBITDA Increases 21% over the Prior Year

Comparable Store Sales Increase 10.9% over the Three Day Holiday Weekend

NOOK Tablet™ Becomes Fastest Selling NOOK™ Product

NEW YORK--(BUSINESS WIRE)--December 1, 2011--Barnes & Noble, Inc. (NYSE: BKS) today reported sales and earnings for its second quarter ended October 29, 2011.

SECOND QUARTER SALES

Total sales decreased 0.6% as compared to the prior year, from $1.90 billion to $1.89 billion. Barnes & Noble store (“Retail”) sales decreased 1% from $931 million to $918 million, with comparable sales decreasing 0.6%. Physical book sales declined, offset by increases in NOOK products and were positively affected by the liquidation of the remaining Borders stores. Comparable store sales improved each month throughout the quarter.

Barnes & Noble College (“College”) sales declined 4% from $797 million to $768 million, due to a shift from selling new and used textbooks to lower priced, higher margin textbook rentals. Comparable store sales increased 0.4%. College comparable store sales reflect the retail selling price of a new or used textbook when rented, rather than solely the rental fee received and amortized over the rental period.

BN.com sales increased 17% over the prior year, from $177 million to $206 million. Comparable sales increased 38%, on top of a 59% increase a year ago. This increase was driven by continued growth of digital content sales and purchases of award winning NOOK™ devices. BN.com comparable sales reflect the actual selling price for eBooks sold under the agency model rather than solely the commission received.

SECOND QUARTER EARNINGS

Earnings before interest, taxes, depreciation and amortization (EBITDA) grew 21% over the prior year, from $46 million to $56 million.

Retail EBITDA grew from $1.3 million to $21.0 million, benefiting from higher product margins this year. In addition, the prior year included $10 million of litigation and proxy contest costs. College EBITDA declined slightly from $95.3 million to $93.9 million. BN.com EBITDA losses increased from $50.2 million to $58.9 million, driven by planned product markdowns on the recently announced NOOK price adjustments, as well as higher advertising production costs.

Total company net loss was $6.6 million for the quarter, or $0.17 per share, as compared to a net loss of $12.6 million last year, or $0.22 per share. Included in the current quarter is a $0.06 loss per share related to the company’s preferred stock dividend, in accordance with ASC 260, Earnings per Share. The dividend is deducted from earnings available to common shareholders in the earnings per share calculation and does not impact the company’s results of operations.

BARNES & NOBLE LAUNCHES NOOK Tablet™

On November 7, 2011, Barnes & Noble launched NOOK Tablet, the company’s fastest and lightest tablet with the best in entertainment. msnbc.com cited the product as a “terrific tablet,” The Associated Press called it “really impressive” and Forrester Research Inc. called it a “wow product”. In the first few weeks of launch, NOOK Tablet has become the fastest selling NOOK product in the company’s history.

Concurrent with the launch of NOOK Tablet, the company also announced enhancements and new low prices for NOOK Color™ and NOOK Simple Touch™, retailing at $199 and $99, respectively.

The newly updated NOOK Simple Touch continues to earn high praise from leading tech review outlets. CNET, PCMag and Laptop Magazine rank it among their top-rated touch eReaders with all three naming it “Editor’s Choice” and this week, PC World rated NOOK Simple Touch the #1 eReader (11/29/11).

The consolidated NOOK business across all of the company’s segments, including sales of digital content, device hardware and related accessories, increased 85% in the second quarter to $220 million, on a comparable sales basis.

“The launch of NOOK Tablet, combined with the product enhancements to NOOK Color and $99 NOOK Simple Touch, represents the highest-quality portfolio of digital reading products on the market at incredible values,” said William Lynch, chief executive officer of Barnes & Noble, Inc. “We expect to sell millions of devices during our third quarter, adding to the millions of current NOOK customers. This growing base of customers buying digital content from Barnes & Noble will continue to position us as one of the fastest growing companies in this exploding digital content market, and we project this will generate significant returns on our investments for years to come.”

HOLIDAY RESULTS TO DATE

Over the three-day holiday weekend, comparable store sales increased 10.9% at Barnes & Noble stores, on top of 17% comparable store growth last year. “Based on early sales and traffic results in stores we are encouraged by our prospects for this upcoming holiday,” added William Lynch.

FULL YEAR GUIDANCE

The company expects full year EBITDA to be at the lower end of the previously issued range of $210 million to $250 million. Although the company has seen and continues to expect increases in retail earnings from plan, it plans to invest more heavily in customer acquisition activities to fuel NOOK digital growth. These investments primarily include promotional activity and advertising for NOOK products, as well as technology costs related to developing other opportunities.

CONFERENCE CALL

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, December 1, 2011, and is accessible at www.barnesandnobleinc.com/webcasts.

Barnes & Noble, Inc. will report holiday sales on or about January 5, 2012.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE:BKS), the world's largest bookseller and a Fortune 500 company, operates 703 bookstores in 50 states. Barnes & Noble College Booksellers, LLC, a wholly-owned subsidiary of Barnes & Noble, also operates 637 college bookstores serving over 4.6 million students and faculty members at colleges and universities across the United States. Barnes & Noble conducts its online business through BN.com (www.bn.com), one of the Web's largest e-commerce sites, which also features more than two million titles in its NOOK Bookstore™ (www.bn.com/ebooks). Through Barnes & Noble’s NOOK™ eReading product offering, customers can buy and read digital books and content on the widest range of platforms, including NOOK devices, partner company products, and the most popular mobile and computing devices using free NOOK software.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate website: www.barnesandnobleinc.com.

NOOK®, NOOK Tablet™, NOOK Simple Touch ™, NOOK 1st Edition™, NOOK 1st Edition Wi-Fi™, NOOK Color™, Reader’s Tablet™, PagePerfect™, Best-Text™, Fast Page™, NOOK Books™, NOOK Store™, NOOK Bookstore™, NOOK Newsstand™, NOOK Magazines™, VividView™, ArticleView™, NOOK Newspapers™, NOOK Comics™, NOOK Cloud™, NOOK Apps™, FREE NOOK Reading Apps™, PubIt!™, NOOK Discover™, NOOK Kids™, Read and Play™, Read to Me™, Read and Record™, NOOK Digital Shop™, Read In Store™, More In Store™, NOOK Friends™, LendMe®, NOOK Library™, NOOK Boutiques™, The Barnes & Noble Promise™, NOOK Books en español™, NOOK Study™, Free Friday™, Lifetime Library™ and Read What You Love. Anywhere You Like™ are trademarks of Barnes & Noble, Inc. Other trademarks referenced in this release are the property of their respective owners.

Follow Barnes & Noble on Twitter (www.bn.com/twitter), Facebook (http://www.facebook.com/barnesandnoble) and YouTube (http://www.youtube.com/user/bnstudio).

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble's products, low growth or declining sales and net income due to various factors, risk that international expansion will not be successfully achieved or may be achieved later than expected, possible disruptions in Barnes & Noble's computer systems, telephone systems or supply chain, possible risks associated with data privacy, information security and intellectual property, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, the risk that the expected sales lift from Borders’ store closures is not achieved in whole or part, the risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend, higher-than-anticipated store closing or relocation costs, higher interest rates, the performance of Barnes & Noble's online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of Barnes & Noble's strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, product and component shortages, and other factors which may be outside of Barnes & Noble's control, including those factors discussed in detail in Item 1A, "Risk Factors," in Barnes & Noble's Annual Report on Form 10-K and Form 10-K/A, and in Barnes & Noble's other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010

Sales	$1,891,961	1,904,146	$3,310,365	3,299,989
Cost of sales and occupancy	1,420,297	1,454,026	2,451,143	2,498,169
Gross profit	471,664	450,120	859,222	801,820
Selling and administrative expenses	415,632	403,822	826,750	786,231
Depreciation and amortization	57,755	56,777	113,427	113,681
Operating loss	(1,723)	(10,479)	(80,955)	(98,092)
Interest expense, net	8,460	12,791	17,901	26,053
Loss before taxes	(10,183)	(23,270)	(98,856)	(124,145)
Income taxes	(3,620)	(10,690)	(35,687)	(49,023)
Net loss	(6,563)	(12,580)	(63,169)	(75,122)
Net loss attributable to noncontrolling interests	-	12	-	37
Net loss attributable to Barnes & Noble, Inc.	$(6,563)	(12,568)	$(63,169)	(75,085)

Basic loss per common share:
Loss attributable to Barnes & Noble, Inc. available	$(0.17)	(0.22)	$(1.16)	(1.34)
for common shareholders

Diluted loss per common share:
Loss attributable to Barnes & Noble, Inc. available	$(0.17)	(0.22)	$(1.16)	(1.34)
for common shareholders

Weighted average common shares outstanding
Basic	57,261	56,708	57,207	56,239
Diluted	57,261	56,708	57,207	56,239

Dividends declared per common share	$-	0.25	$-	0.50

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	75.1%	76.4%	74.0%	75.7%
Gross profit	24.9%	23.6%	26.0%	24.3%
Selling and administrative expenses	22.0%	21.2%	25.0%	23.8%
Depreciation and amortization	3.1%	3.0%	3.4%	3.4%
Operating loss	-0.1%	-0.6%	-2.4%	-3.0%
Interest expense, net	0.4%	0.7%	0.5%	0.8%
Loss before taxes	-0.5%	-1.2%	-3.0%	-3.8%
Income taxes	-0.2%	-0.6%	-1.1%	-1.5%
Net loss	-0.3%	-0.7%	-1.9%	-2.3%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	October 29, 2011	October 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$23,633	30,163
Receivables, net	240,600	185,253
Merchandise inventories	1,836,740	1,761,118
Prepaid expenses and other current assets	180,352	126,326
Total current assets	2,281,325	2,102,860

Property and equipment:
Land and land improvements	8,617	8,617
Buildings and leasehold improvements	1,220,869	1,210,233
Fixtures and equipment	1,725,135	1,638,652
	2,954,621	2,857,502
Less accumulated depreciation and amortization	2,280,551	2,101,057
Net property and equipment	674,070	756,445

Goodwill	521,899	526,327
Intangible assets, net	574,964	573,789
Other noncurrent assets	55,794	59,845
Total assets	$4,108,052	4,019,266

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,461,981	1,318,744
Accrued liabilities	724,136	608,301
Short-term note payable	-	100,000
Total current liabilities	2,186,117	2,027,045

Long-term debt	274,900	376,900
Long-term deferred taxes	275,868	310,712
Other long-term liabilities	418,923	481,426

Redeemable Preferred Shares; $.001 par value; 5,000	191,681	-
shares authorized; 204 and zero shares issued, respectively

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 90,856 and 90,231 shares issued, respectively	91	90
Additional paid-in capital	1,331,983	1,313,678
Accumulated other comprehensive loss	(11,630)	(13,212)
Retained earnings	495,830	576,277
Treasury stock, at cost, 33,527 and 33,360 shares, respectively	(1,055,711)	(1,053,650)
Total shareholders' equity	760,563	823,183
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$4,108,052	4,019,266

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 29, 2011	October 30, 2010	October 29, 2011	October 30, 2010

Sales
Barnes & Noble Retail	$917,576	930,793	$1,918,141	1,957,062
Barnes & Noble College	768,463	796,650	988,254	1,021,512
Barnes & Noble.com	205,922	176,703	403,970	321,415
Total	$1,891,961	1,904,146	$3,310,365	3,299,989

Gross Profit
Barnes & Noble Retail	$273,069	269,714	$567,935	565,385
Barnes & Noble College	167,588	169,150	218,744	219,847
Barnes & Noble.com	31,007	11,256	72,543	16,588
Total	$471,664	450,120	$859,222	801,820

Selling and Administrative Expenses
Barnes & Noble Retail	$252,052	268,449	$501,400	538,599
Barnes & Noble College	73,684	73,869	135,642	134,099
Barnes & Noble.com	89,896	61,504	189,708	113,533
Total	$415,632	403,822	$826,750	786,231

EBITDA
Barnes & Noble Retail	$21,017	1,265	$66,535	26,786
Barnes & Noble College	93,904	95,281	83,102	85,748
Barnes & Noble.com	(58,889)	(50,248)	(117,165)	(96,945)
Total	$56,032	46,298	$32,472	15,589

Net Income (Loss)
EBITDA	$56,032	46,298	$32,472	15,589
Depreciation and Amortization	(57,755)	(56,777)	(113,427)	(113,681)
Interest Expense, net	(8,460)	(12,791)	(17,901)	(26,053)
Income Taxes	3,620	10,690	35,687	49,023
Total	$(6,563)	(12,580)	$(63,169)	(75,122)

Percentage of sales:

Gross Margin
Barnes & Noble Retail	29.8%	29.0%	29.6%	28.9%
Barnes & Noble College	21.8%	21.2%	22.1%	21.5%
Barnes & Noble.com	15.1%	6.4%	18.0%	5.2%
Total	24.9%	23.6%	26.0%	24.3%

Selling and Administrative Expenses
Barnes & Noble Retail	27.5%	28.8%	26.1%	27.5%
Barnes & Noble College	9.6%	9.3%	13.7%	13.1%
Barnes & Noble.com	43.7%	34.8%	47.0%	35.3%
Total	22.0%	21.2%	25.0%	23.8%

CONTACT:
Media Contact:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor Contacts:
Barnes & Noble, Inc.
Allen W. Lindstrom, 212-633-3340
Interim Chief Financial Officer
alindstrom@bn.com
or
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com